EXHIBIT 10.4

TERMINATION OF LOAN SERVICING AGREEMENT

THIS TERMINATION OF LOAN SERVICING AGREEMENT (this "Agreement") is dated as of the 1st day of April, 2003, by and between ONE CAPITAL ADVISORS, LLC, a Georgia limited liability company (the "Manager"), and NATIONAL LOAN SERVICES, LLC, a Missouri limited liability company (the "Servicer").

WITNESSETH:

WHEREAS,the Manager and the Servicer have entered into that certain Loan Servicing Agreement dated July 1, 2000, as amended by that certain Extension of Loan Servicing Agreement dated July 1, 2001, whereby the Servicer performed certain services for the Manager in connection with the administration and servicing of certain mortgage loans to churches and nonprofit organizations and ministries (collectively, the "Loan Servicing Agreement").

WHEREAS, the Manager and the Servicer desire to terminate the Loan Servicing Agreement as of the date hereof and waive the one hundred twenty (120) day prior written notice requirement in Section 6.02 of the Loan Servicing Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Manager and the Servicer agree as follows:

SECTION 1. Termination of Loan Servicing Agreement. The Loan Servicing Agreement is hereby terminated in its entirety as of April 1, 2003 and shall have no further force and effect. The Manager and the Servicer hereby waive the one hundred twenty (120) day prior written notice requirement in Section 6.02 of the Loan Servicing Agreement.

SECTION 2. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 3. Governing Law. This Agreement shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in such state and shall be construed, interpreted, performed and enforced in accordance therewith.

IN WITNESS WHEREOF, the Manager and the Servicer have affixed their hands and seals as set forth below, as of the day and year first above written.

MANAGER: ONE CAPITAL ADVISORS, LLC, a Georgia limited liability company

By:	/s/ A.J. Braswell (SEAL)
	Name:	A.J. Braswell
	Title:	Chief Financial Officer

SERVICER: NATIONAL LOAN SERVICES, LLC, a Missouri limited liability company By: Assemblies of God Financial Services Group, a Missouri nonprofit corporation

By:	/s/ Randall K. Barton (SEAL)
	Name:	Randall K. Barton
	Title:	President and Chief Executive Officer